Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT



         Name                                Jurisdiction of Incorporation

Progenitor, Inc.                                       Delaware

Trascell Technologies, Inc.                            Delaware

InterCardia, Inc.                                      Delaware

CPEC, Inc.                                             Nevada

InterNutria, Inc.                                      Delaware



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